Exhibit 21.1

SUBSIDIARIES

The full corporate name, jurisdiction of incorporation and registered and beneficial ownership of the issued and outstanding shares of each direct and indirect Subsidiary is as follows:

Entity Name	Jurisdiction of Incorporation

Aastra Telecom (UK) Limited	United Kingdom

Aastra Telecom Australia (PTY) Limited	Australia

Aastra Telecom Europe A/S	Denmark

Aastra Telecom Portugal S.A.	Portugal

Aastra Telecom SDN. BHD.	Malaysia

Connected Guests Limited	United Kingdom

Connected Hotels Limited	United Kingdom

Corvisa Europe Ltd	United Kingdom

DeTeWe Communications GmbH	Germany

Fernway Limited	Ireland

Inter-Tel Europe Limited	United Kingdom

Inter-Tel Japan, Inc.	Japan

Inter-Tel Lake Limited	Ireland (Malta)

Inter-Tel Technologies, Inc.	New Mexico

Lake Communications Limited	Ireland

Lake Datacomms Limited	Ireland

Lake Electronic Technologies Limited	Ireland

Mitel (Delaware), Inc.	Delaware

Mitel (Far East) Limited	Hong Kong

Mitel Austria GmbH	Austria

Mitel Belgium NV	Belgium

Mitel Business Systems, Inc.	Arizona

Mitel Cloud Services of Virginia, Inc.	Virginia

Mitel Cloud Services, Inc.	Texas

Mitel Communication Technologies (Beijing) Company Limited	China

Mitel Communications AB	Sweden

Mitel Communications Finland Ab	Finland

Mitel Communications Inc.	Delaware

Mitel Communications Private Limited	India

Mitel Denmark A/S	Denmark

Mitel Deutschland GmbH	Germany

Mitel do Brasil Comercio e Servicos de Telecomunicacoes Ltda.	Brazil

Mitel Europe AG	Switzerland

Mitel Europe Limited	United Kingdom

Mitel France SAS	France

Mitel Incorporated Mexico SA de CV	Mexico

Mitel Italia S.p.A.	Italy

Mitel Lease NV	Belgium

Mitel Leasing, Inc.	Arizona

Mitel Netherlands B.V.	Netherlands

Mitel Networks (New Zealand) Limited	New Zealand

Mitel Networks Asia-Pacific Limited	Hong Kong

Mitel Networks Holdings Limited	United Kingdom

Mitel Networks Limited	United Kingdom

Mitel Networks Pension Trustee Company Limited	United Kingdom

Mitel Networks South Africa (PTY) Limited	South Africa

Mitel Networks, Inc.	Delaware

Mitel Norway AS	Norway

Mitel RUS OOO	Russia

Mitel Schweiz AG	Switzerland

Mitel South Pacific Pty Ltd.	Australia

Mitel Spain, S.L.	Spain

Mitel Sweden AB	Sweden

Mitel Technologies, Inc.	Arizona

Mitel Telecom Limited	United Kingdom

Mitel US Holdings, Inc.	Delaware

MNC I Inc.	Delaware

MNC II LLC	Delaware

ShoreTel Australia Pty Ltd.	Australia

ShoreTel Communications Private Limited	India

ShoreTel France SARL	France

ShoreTel GmbH	Germany

ShoreTel International, Inc.	Delaware

ShoreTel Philippines Corporation	Philippines

ShoreTel Pty Ltd.	Australia

ShoreTel Singapore Pte. Ltd.	Singapore

ShoreTel UK Limited	United Kingdom

Swan Solutions Limited	United Kingdom

Telepo Holding AB	Sweden

Telepo Limited	United Kingdom

TigerTMS Asia-Pacific Co, Ltd	Bangkok

TigerTMS Limited	United Kingdom

TMS Comtelco MEA FZ-LLC	Dubai